UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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COLUMBIA PROPERTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

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Columbia Property Trust Confirms Receipt of Unsolicited, Non-Binding Acquisition Proposal

No Stockholder Action Required at This Time

NEW YORK March 18, 2021 – Columbia Property Trust, Inc. (NYSE: CXP) today confirmed that it has just received this morning an unsolicited, non-binding proposal from Arkhouse Partners LLC (together with its affiliates, “Arkhouse”), AS8888 LLC, an entity of The Sapir Organization and 8F Investment Partners Pte. Ltd. (together with Arkhouse and Sapir, the “Arkhouse Group”) regarding their stated interest in acquiring all of the outstanding shares of Columbia for $19.50 per share in cash (the “proposal”). This non-binding proposal, which is the first received by the Company from the Arkhouse Group, is subject to due diligence, various conditions and lacks committed financing. Despite considerable efforts to engage with Arkhouse over the last several months, which the Company publicly addressed earlier this week, the Company first learned of this proposal of $19.50 per share this morning.

Columbia’s Board and management team regularly evaluate opportunities to enhance stockholder value and will continue to take steps to achieve this objective for the benefit of all stockholders. Consistent with its fiduciary duties and in consultation with its legal and financial advisors, the Columbia Board of Directors will carefully evaluate the proposal to determine the course of action that it believes is in the best interest of the Company and all Columbia stockholders. Columbia stockholders do not need to take any action at this time.

Morgan Stanley & Co. LLC is serving as financial advisor to Columbia and Wachtell, Lipton, Rosen & Katz is serving as legal advisor.

About Columbia Property Trust
Columbia Property Trust (NYSE: CXP) creates value through owning, operating, and developing storied properties for legendary companies in New York, San Francisco, Washington D.C., and Boston. The Columbia team is deeply experienced in transactions, asset management and repositioning, leasing, development, and property management. It employs these competencies to grow value across its high-quality, well-leased office portfolio of 15 properties that contain more than six million rentable square feet, as well as four properties under development, and also has more than eight million square feet under management for private investors and third parties. Columbia has investment-grade ratings from both Moody’s and S&P Global Ratings. For more information, please visit www.columbia.reit.

Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. Our actual results may differ materially from projections. For a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements, see Columbia Property Trust’s filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K. We caution readers not to place undue reliance on these forward-looking statements, which are based on current expectations and speak as of the date of such statements. We make no representations or warranties (express or implied) about the accuracy of, nor do we intend to publicly update or revise any such forward-looking statements contained herein, whether as a result of new information, future events, or otherwise except for such updates as may be required by law.

Important Additional Information and Where to Find It

Columbia Property Trust intends to file a preliminary and definitive proxy statement (the “Proxy Statement”) and accompanying WHITE proxy card in connection with the solicitation of proxies for the 2021 annual meeting of Columbia Property Trust shareholders (the “Annual Meeting”). INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (the “SEC”) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Columbia Property Trust with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge in the Investors section of Columbia Property Trust’s corporate website at www.columbia.reit.

Participants in the Solicitation

Columbia Property Trust, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Columbia Property Trust shareholders in connection with the matters to be considered at the Annual Meeting. Information regarding the names of Columbia Property Trust’s directors and executive officers and certain other individuals and their respective interests in Columbia Property Trust by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Columbia Property Trust for the fiscal year ended December 31, 2020, and Columbia Property Trust’s definitive proxy statement for the 2020 annual meeting of Columbia Property Trust shareholders, filed with the SEC on March 31, 2020. To the extent holdings of such participants in Columbia Property Trust’s securities have changed since the amounts described in the proxy statement for the 2020 annual meeting of Columbia Property Trust shareholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details regarding the nominees of Columbia Property Trust’s Board of Directors for election at the Annual Meeting will be included in the definitive proxy statement, when available.

Investor Relations:
Matt Stover
T 404 465 2227
E IR@columbia.reit

Larry Miller / Jonathan Salzberger / Gabrielle Wolf
Innisfree M&A Incorporated
T 212 750 5833

Media Contact:
Matthew Sherman / Andrew Siegel / Viveca Tress
Joele Frank, Wilkinson Brimmer Katcher
T 212 355 4449